Exhibit 99.1

Teladoc Health Reports Second Quarter 2024 Results

PURCHASE, NY, July 31, 2024— Teladoc Health, Inc. (NYSE: TDOC), the global leader in whole-person virtual care, today reported financial results for the three months ended June 30, 2024 (“Second Quarter 2024”). Unless otherwise noted, percentage and other changes are relative to the three months ended June 30, 2023 (“Second Quarter 2023”).

Financial and Operational Highlights for Second Quarter 2024

•Second Quarter 2024 revenue of $642.4 million, down 2% year-over-year
•Second Quarter 2024 net loss of $837.7 million, or $4.92 per share, including a goodwill impairment charge of $790.0 million, or $4.64 per share
•Second Quarter 2024 adjusted EBITDA of $89.5 million, up 24% year-over-year
•Integrated Care segment revenue of $377.4 million, up 5% year-over-year and adjusted EBITDA margin of 17.0%
•BetterHelp segment revenue of $265.0 million, down 9% year-over-year and adjusted EBITDA margin of 9.6%

“I am excited to have joined Teladoc Health and for the opportunity to lead the company going forward, building on our strengths while driving higher levels of performance. Our scaled position, core capabilities, and talented employees position us well in this regard,” said Chuck Divita, Chief Executive Officer of Teladoc Health.

“I also see opportunities to strengthen execution and to streamline the organization to ensure we are delivering for our customers and stakeholders. While we achieved solid performance in the Integrated Care segment, continued headwinds in the BetterHelp segment impacted overall results. We are focused on addressing the work ahead of us with urgency to unlock greater value across the company over time,” Divita added.

Key Financial Data
($ in thousands, except per share data, unaudited)
	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2024	2023	Change	2024	2023	Change
Revenue	$642,444	$652,406	(2)%	$1,288,575	$1,281,650	1%

Net loss	$(837,671)	$(65,177)	N/M	$(919,560)	$(134,405)	N/M
Net loss per share, basic and diluted	$(4.92)	$(0.40)	N/M	$(5.44)	$(0.82)	N/M

Adjusted EBITDA (1)	$89,481	$72,155	24%	$152,621	$124,920	22%
See note (1) in the Notes section that follows.
N/M – not meaningful

Second Quarter 2024

Revenue decreased 2% to $642.4 million from $652.4 million in Second Quarter 2023. Access fees revenue decreased 3% to $559.6 million and other revenue grew 8% to $82.8 million. U.S. revenue decreased 4% to $540.8 million and International revenue grew 12% to $101.6 million.

Teladoc Health Integrated Care ("Integrated Care") segment revenue increased 5% to $377.4 million in Second Quarter 2024 and BetterHelp segment revenue decreased 9% to $265.0 million.

Non-cash goodwill impairment charge of $790.0 million was recorded in Second Quarter 2024 and was attributable to changes in estimates of future cash flows related to the company’s BetterHelp segment. The non-cash charge had no impact on the provision for income taxes.

Net loss totaled $837.7 million, or $4.92 per share, for Second Quarter 2024, compared to $65.2 million, or $0.40 per share, for Second Quarter 2023. Results for Second Quarter 2024 included a non-cash goodwill impairment charge of $790.0 million, or $4.64 per share, stock-based compensation expense of $42.1 million, or $0.25 per share, and amortization of acquired intangibles of $64.1 million, or $0.38 per share. The amortization of acquired intangibles increased over the prior year period reflecting a change in the useful lives of certain intangibles in the third quarter of 2023. Net loss for Second Quarter 2024 also included $1.5 million, or $0.01 per share, of restructuring costs, primarily related to severance payments.

Results for Second Quarter 2023 primarily included stock-based compensation expense of $55.7 million, or $0.34 per share, and amortization of acquired intangibles of $52.8 million, or $0.32 per share. Net loss for Second Quarter 2023 also included $7.5 million, or $0.05 per share, of restructuring costs related to the abandonment of certain excess leased office space.

Adjusted EBITDA(1) increased 24% to $89.5 million, compared to $72.2 million for Second Quarter 2023. Integrated Care segment adjusted EBITDA increased 69% to $64.0 million in Second Quarter 2024 and BetterHelp segment adjusted EBITDA decreased 26% to $25.5 million in Second Quarter 2024.

GAAP gross margin, which includes amortization of intangible assets and depreciation of property and equipment, was 66.7% for Second Quarter 2024, compared to 67.5% for Second Quarter 2023.

Adjusted gross margin(1) was 70.7% for Second Quarter 2024, compared to 70.8% for Second Quarter 2023.

Six Months Ended June 30, 2024

Revenue increased 1% to $1,288.6 million from $1,281.7 million in the first six months of 2023. Access fees revenue decreased 1% to $1,116.8 million, and other revenue grew 11% to $171.8 million. U.S. revenue decreased 1% to $1,088.4 million, and International revenue grew 12% to $200.2 million for the first six months of 2024.

Revenue increased 6% to $754.5 million for the Integrated Care segment in the first six months of 2024 and decreased 7% to $534.0 million for the BetterHelp segment.

Non-cash goodwill impairment charge of $790.0 million was recorded in the first six months of 2024 and was attributable to changes in estimates of future cash flows related to the company’s BetterHelp segment. The non-cash charge had no impact on the provision for income taxes.

Net loss totaled $919.6 million, or $5.44 per share, for the first six months of 2024, compared to $134.4 million, or $0.82 per share, for the first six months of 2023. Results for the first six months of 2024 included a non-cash goodwill impairment charge of $790.0 million, or $4.68 per share, stock-based compensation expense of $84.4 million, or $0.50 per share, restructuring costs of $11.2 million, or $0.07 per share, and amortization of acquired intangibles of $128.3 million, or $0.76 per share.

Results for the first six months of 2023 primarily included stock-based compensation expense of
$101.8 million, or $0.62 per share, and amortization of acquired intangibles of $103.0 million, or $0.63 per share. Net loss for the first six months of 2023 also included $15.6 million, or $0.10 per share, of restructuring costs related to the abandonment of certain excess leased office space.

Adjusted EBITDA(1) increased 22% to $152.6 million, compared to $124.9 million for the first six months of 2023. Integrated Care segment adjusted EBITDA increased 53% to $111.7 million in the first six months of 2024 and BetterHelp segment adjusted EBITDA decreased 21% to $40.9 million in the first six months of 2024.

GAAP gross margin, which includes depreciation and amortization, was 66.2% for the first six months of 2024, compared to 67.6% for the first six months of 2023.

Adjusted gross margin(1) was 70.3% for the first six months of 2024, compared to 70.3% for the first six months of 2023.

Capex and Cash Flow

Cash flow from operations was $88.7 million in Second Quarter 2024, compared to $101.2 million in Second Quarter 2023, and was $97.6 million in the first six months of 2024, compared to $114.3 million in the first six months of 2023. Capitalized expenditures and capitalized software development costs (together, “Capex”) were $27.7 million in Second Quarter 2024, compared to $36.6 million in Second Quarter 2023, and were $63.3 million for the first six months of 2024, compared to $82.2 million for the first six months of 2023. Free cash flow was $60.9 million in Second Quarter 2024, compared to $64.6 million in Second Quarter 2023, and was $34.3 million for the first six months of 2024, compared to $32.1 million for the first six months of 2023.

Financial Outlook

Teladoc Health is withdrawing the financial outlook for the Full Year of 2024 for its Consolidated operations and its BetterHelp segment that was last provided on April 25, 2024. It is also withdrawing its three year outlook on its Consolidated operations and its operating segments that had last been reaffirmed on April 25, 2024.

The outlook provided for the Integrated Care segment is based on current market conditions and expectations and what we know today. Accordingly, we believe our outlook ranges provide a reasonable baseline for future financial performance.

Integrated Care

For the third quarter of 2024, we expect
Revenue growth percentage (year-over-year)	(1)% - 2%
Adjusted EBITDA margin	14.5% - 16.0%
U.S. Integrated Care Members (2)	92.5 - 93.5 million

For the full year of 2024, we expect
Revenue growth percentage (year-over-year)	Low single digits to mid-single digits
Adjusted EBITDA margin expansion (year-over-year)	+150bps to +200bps
U.S. Integrated Care Members (2)	92.5 - 94.0 million

Earnings Conference Call

The Second Quarter 2024 earnings conference call and webcast will be held Wednesday, July 31, 2024 at 4:30 p.m. E.T. The conference call can be accessed by dialing 1-833-470-1428 for U.S. participants and using the access code #453227. For international participants, please visit the following link for global dial-in numbers: https://www.netroadshow.com/conferencing/global-numbers?confId=68682. A live audio webcast will also be available online at http://ir.teladoc.com/news-and-events/events-and-presentations/. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

About Teladoc Health

Teladoc Health empowers all people everywhere to live their healthiest lives by transforming the healthcare experience. As the world leader in whole-person virtual care, Teladoc Health uses proprietary health signals and personalized interactions to drive better health outcomes across the full continuum of care, at every stage in a person’s health journey. Teladoc Health leverages more than two decades of expertise and data-driven insights to meet the growing virtual care needs of consumers and healthcare professionals. For more information, please visit www.teladochealth.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding future financial or operating results, future numbers of members, BetterHelp paying users or clients, litigation outcomes, regulatory developments, market developments, new products and growth strategies, and the effects of any of the foregoing on our future results of operations or financial condition.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) changes in laws and regulations applicable to our business model; (ii) changes in market conditions and receptivity to our services and offerings, including our ability to effectively compete; (iii) results of litigation or regulatory actions; (iv) the loss of one or more key clients or the loss of a significant number of members or BetterHelp paying users; (v) changes in valuations or useful lives of our assets; (vi) changes to our abilities to recruit and retain qualified providers into our network; (vii) the impact of and risk related to impairment losses with respect to goodwill or other assets; and (viii) the success of our operational review of the company to achieve a more balanced approach to growth and margin. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to, our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as filed with the SEC.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

TELADOC HEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue	$642,444	$652,406	$1,288,575	$1,281,650
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization, which are shown separately below)	188,059	190,540	382,597	380,647
Advertising and marketing	170,270	178,756	353,599	355,546
Sales	50,438	53,530	104,802	108,020
Technology and development	76,751	87,309	158,139	174,294
General and administrative	109,552	125,841	221,249	239,986
Goodwill impairment	790,000	—	790,000	—
Acquisition, integration, and transformation costs	457	5,080	830	11,024
Restructuring costs	1,500	7,530	11,173	15,632
Amortization of intangible assets	94,862	72,511	189,919	139,371
Depreciation of property and equipment	1,703	2,954	4,537	5,877
Total costs and expenses	1,483,592	724,051	2,216,845	1,430,397
Loss from operations	(841,148)	(71,645)	(928,270)	(148,747)
Interest income	(13,572)	(11,558)	(27,514)	(20,469)
Interest expense	5,648	5,835	11,297	11,098
Other expense (income), net	563	207	933	(4,700)
Loss before provision for income taxes	(833,787)	(66,129)	(912,986)	(134,676)
Provision for income taxes	3,884	(952)	6,574	(271)
Net loss	$(837,671)	$(65,177)	$(919,560)	$(134,405)

Net loss per share, basic and diluted	$(4.92)	$(0.40)	$(5.44)	$(0.82)

Weighted-average shares used to compute basic and diluted net loss per share	170,229,583	164,171,372	168,980,165	163,550,481

Stock-based Compensation Summary

Compensation costs for stock-based awards were classified as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Cost of revenue (exclusive of depreciation and amortization, which are shown separately)	$1,313	$1,243	$2,707	$2,596
Advertising and marketing	3,378	4,002	7,167	7,128
Sales	6,953	9,870	14,920	17,947
Technology and development	9,683	15,689	18,982	28,416
General and administrative	20,780	24,921	40,656	45,676
Total stock-based compensation expense (3)	$42,107	$55,725	$84,432	$101,763
See note (3) in the Notes section that follows.

Revenues

	Three Months Ended			Six Months Ended
	June 30,			June 30,
($ in thousands, unaudited)	2024	2023	Change	2024	2023	Change
Revenue by Type
Access fees	$559,648	$575,661	(3)%	$1,116,822	$1,126,531	(1)%
Other	82,796	76,745	8%	171,753	155,119	11%
Total Revenue	$642,444	$652,406	(2)%	$1,288,575	$1,281,650	1%

Revenue by Geography
U.S. Revenue	$540,802	$561,787	(4)%	$1,088,402	$1,103,448	(1)%
International Revenue	101,642	90,619	12%	200,173	178,202	12%
Total Revenue	$642,444	$652,406	(2)%	$1,288,575	$1,281,650	1%

Summary Operating Metrics

Consolidated

	Three Months Ended			Six Months Ended
	June 30,			June 30,
(In millions)	2024	2023	Change	2024	2023	Change
Total Visits	4.2	4.7	(11)%	8.8	9.5	(7)%

Integrated Care

	As of June 30,
(In millions)	2024	2023	Change
U.S. Integrated Care Members (2)	92.4	85.9	8%
Chronic Care Program Enrollment (4)	1.173	1.073	9%

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2024	2023	Change	2024	2023	Change
Average Monthly Revenue Per U.S. Integrated Care Member (5)	$1.36	$1.41	(4)%	$1.37	$1.40	(2)%

BetterHelp

	Average for			Average for
	Three Months Ended			Six Months Ended
	June 30,			June 30,
(In millions)	2024	2023	Change	2024	2023	Change
BetterHelp Paying Users (6)	0.407	0.476	(14)%	0.411	0.471	(13)%
See notes (2), (4), (5), and (6) in the Notes section that follows.

Operating Results by Segment (see note (7) in the Notes section that follows)

The following table presents operating results by reportable segment for the periods indicated:

	Three Months Ended			Six Months Ended
	June 30,			June 30,
($ in thousands, unaudited)	2024	2023	Change	2024	2023	Change
Teladoc Health Integrated Care
Revenue	$377,421	$360,050	5%	$754,532	$710,022	6%
Adjusted EBITDA	$64,028	$37,968	69%	$111,702	$73,095	53%
Adjusted EBITDA Margin %	17.0%	10.5%	642 bps	14.8%	10.3%	451 bps

BetterHelp
Therapy Services	$259,073	$288,288	(10)%	$522,785	$564,216	(7)%
Other Wellness Services	5,950	4,068	46%	11,258	7,412	52%
Total Revenue	$265,023	$292,356	(9)%	$534,043	$571,628	(7)%
Adjusted EBITDA	$25,453	$34,187	(26)%	$40,919	$51,825	(21)%
Adjusted EBITDA Margin %	9.6%	11.7%	(209) bps	7.7%	9.1%	(140) bps

TELADOC HEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(919,560)	$(134,405)
Adjustments to reconcile net loss to net cash flows from operating activities:
Goodwill impairment	790,000	—
Amortization of intangible assets	189,919	139,371
Depreciation of property and equipment	4,537	5,877
Amortization of right-of-use assets	4,902	5,778
Provision for allowances for doubtful accounts	810	3,048
Stock-based compensation	84,432	101,763
Deferred income taxes	1,368	(3,557)
Other, net	2,695	7,587
Changes in operating assets and liabilities:
Accounts receivable	(2,971)	(7,032)
Prepaid expenses and other current assets	(13,017)	16,625
Inventory	(6,032)	20,613
Other assets	676	(17,463)
Accounts payable	12,614	(31,788)
Accrued expenses and other current liabilities	154	20,742
Accrued compensation	(45,802)	(15,532)
Deferred revenue	(1,638)	7,546
Operating lease liabilities	(5,424)	(4,946)
Other liabilities	(60)	111
Net cash provided by operating activities	97,603	114,338
Cash flows from investing activities:
Capital expenditures	(3,061)	(4,267)
Capitalized software development costs	(60,199)	(77,927)
Net cash used in investing activities	(63,260)	(82,194)
Cash flows from financing activities:
Net proceeds from the exercise of stock options	2,677	677
Proceeds from employee stock purchase plan	2,798	5,435
Cash received for withholding taxes on stock-based compensation, net	83	1,450
Other, net	(2)	(1)
Net cash provided by financing activities	5,556	7,561
Net increase in cash and cash equivalents	39,899	39,705
Effect of foreign currency exchange rate changes	(1,191)	808
Cash and cash equivalents at beginning of the period	1,123,675	918,182
Cash and cash equivalents at end of the period	$1,162,383	$958,695

The following table presents the selected cash flow information for the following quarters (in thousands, unaudited):

	Three Months Ended June 30,
	2024	2023
Net cash provided by operating activities	$88,683	$101,182
Net cash used in investing activities	(27,748)	(36,570)
Net cash provided by financing activities	3,805	4,208
Effect of foreign currency exchange rate changes	(292)	1,296
Net increase in cash and cash equivalents	$64,448	$70,116

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data, unaudited)

	June 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$1,162,383	$1,123,675
Accounts receivable, net of allowance for doubtful accounts of $3,881 and $4,240 at June 30, 2024 and December 31, 2023, respectively	218,420	217,423
Inventories	34,896	29,513
Prepaid expenses and other current assets	130,956	118,437
Total current assets	1,546,655	1,489,048
Property and equipment, net	29,330	32,032
Goodwill	283,190	1,073,190
Intangible assets, net	1,547,498	1,677,781
Operating lease—right-of-use assets	35,538	40,060
Other assets	81,427	80,258
Total assets	$3,523,638	$4,392,369
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$56,111	$43,637
Accrued expenses and other current liabilities	173,804	178,634
Accrued compensation	54,656	102,686
Deferred revenue—current	95,434	95,659
Convertible senior notes, net—current	550,722	—
Total current liabilities	930,727	420,616
Other liabilities	1,007	1,080
Operating lease liabilities, net of current portion	37,716	42,837
Deferred revenue, net of current portion	11,743	13,623
Deferred taxes, net	50,673	49,452
Convertible senior notes, net—non-current	989,686	1,538,688
Total liabilities	2,021,552	2,066,296
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 300,000,000 shares authorized; 171,124,883 shares and 166,658,253 shares issued and outstanding as of June 30, 2024 and December 31, 2023 respectively	171	167
Additional paid-in capital	17,689,096	17,591,551
Accumulated deficit	(16,148,215)	(15,228,655)
Accumulated other comprehensive loss	(38,966)	(36,990)
Total stockholders’ equity	1,502,086	2,326,073
Total liabilities and stockholders’ equity	$3,523,638	$4,392,369

Non-GAAP Financial Measures:

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we use certain non-GAAP financial measures to clarify and enhance an understanding of past performance, which include adjusted gross profit, adjusted gross margin, adjusted EBITDA, and free cash flow. We believe that the presentation of these financial measures enhances an investor’s understanding of our financial performance, and are commonly used by investors to evaluate our performance and that of our competitors. We further believe that these financial measures are useful financial metrics to assess our operating performance and financial and business trends from period-to-period by excluding certain items that we believe are not representative of our core business, and that free cash flow reflects an additional way of viewing our liquidity that, when viewed together with GAAP results, provides management, investors, and other users of our financial information with a more complete understanding of factors and trends affecting our cash flows. We use these non-GAAP financial measures for business planning purposes and in measuring our performance relative to that of our competitors. We utilize adjusted EBITDA as a key measure of our performance.

Adjusted gross profit is our total revenue minus our total cost of revenue (exclusive of depreciation and amortization, which are shown separately) and adjusted gross margin is adjusted gross profit as a percentage of our total revenue.

Adjusted EBITDA consists of net loss before provision for income taxes; other expense (income), net; interest income; interest expense; depreciation of property and equipment; amortization of intangible assets; restructuring costs; acquisition, integration, and transformation cost; goodwill impairment; and stock-based compensation.

Free cash flow is net cash provided by operating activities less capital expenditures and capitalized software development costs.

Our use of these non-GAAP terms may vary from that of others in our industry, and other companies may calculate such measures differently than we do, limiting their usefulness as comparative measures.

Non-GAAP measures have important limitations as analytical tools and you should not consider them in isolation, and they should not be considered as an alternative to net loss before provision for income taxes, net loss, net loss per share, net cash from operating activities or any other measures derived in accordance with GAAP. Some of these limitations are:

•adjusted gross margin has been and will continue to be affected by a number of factors, including the fees we charge our clients, the number of visits and cases we complete, the costs paid to providers and medical experts, as well as the costs of our provider network operations center;

•adjusted gross margin does not reflect the significant depreciation and amortization to cost of revenue;

•adjusted EBITDA eliminates the impact of the provision for income taxes on our results of operations, and it does not reflect other expense (income), net, interest income, or interest expense;

•adjusted EBITDA does not reflect restructuring costs. Restructuring costs may include certain lease impairment costs, certain losses related to early lease terminations, and severance;

•adjusted EBITDA does not reflect significant acquisition, integration, and transformation costs. Acquisition, integration and transformation costs include investment banking, financing, legal, accounting, consultancy, integration, fair value changes related to contingent consideration, and certain other transaction costs related to mergers and acquisitions. It also includes costs related to certain business transformation initiatives focused on integrating and optimizing various operations and systems, including upgrading our customer relationship management (CRM) and enterprise resource planning (ERP) systems. These transformation cost adjustments made to our results do not represent normal, recurring, operating expenses necessary to operate the business but, rather, incremental costs incurred in connection with our acquisition and integration activities;

•adjusted EBITDA does not reflect goodwill impairment; and

•adjusted EBITDA does not reflect the significant non-cash stock-based compensation expense which should be viewed as a component of recurring operating costs.

In addition, although amortization of intangible assets and depreciation of property and equipment are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and adjusted gross profit, adjusted gross margin, and adjusted EBITDA do not reflect any expenditures for such replacements.

We compensate for these limitations by using these non-GAAP measures along with other comparative tools, together with GAAP measurements, to assist in the evaluation of operating performance. Such GAAP measurements include net loss, net loss per share, net cash provided by operating activities, and other performance measures.

In evaluating these financial measures, you should be aware that in the future we may incur expenses similar to those eliminated in this presentation. Our presentation of these non-GAAP measures should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

The following is a reconciliation of gross profit, the most directly comparable GAAP financial measures, to adjusted gross profit:

Reconciliation of GAAP Gross Profit to Adjusted Gross Profit
(In thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue	$642,444	$652,406	$1,288,575	$1,281,650
Cost of revenue (exclusive of depreciation and amortization, which are shown separately below)	(188,059)	(190,540)	(382,597)	(380,647)
Amortization of intangible assets and depreciation of property and equipment	(26,146)	(21,474)	(52,458)	(34,005)
Gross Profit	428,239	440,392	853,520	866,998
Amortization of intangible assets and depreciation of property and equipment	26,146	21,474	52,458	34,005
Adjusted gross profit	$454,385	$461,866	$905,978	$901,003

Gross margin	66.7%	67.5%	66.2%	67.6%
Adjusted gross margin	70.7%	70.8%	70.3%	70.3%

The following is a reconciliation of net loss, the most directly comparable GAAP financial measure, to adjusted EBITDA:

Reconciliation of GAAP Net Loss to Adjusted EBITDA
(In thousands, except for outlook data, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net loss	$(837,671)	$(65,177)	$(919,560)	$(134,405)
Add:
Provision for income taxes	3,884	(952)	6,574	(271)
Other expense (income), net	563	207	933	(4,700)
Interest expense	5,648	5,835	11,297	11,098
Interest income	(13,572)	(11,558)	(27,514)	(20,469)
Depreciation of property and equipment	1,703	2,954	4,537	5,877
Amortization of intangible assets	94,862	72,511	189,919	139,371
Restructuring costs	1,500	7,530	11,173	15,632
Acquisition, integration, and transformation costs	457	5,080	830	11,024
Goodwill impairment	790,000	—	790,000	—
Stock-based compensation	42,107	55,725	84,432	101,763
Total Adjustments	834,064	68,335	886,435	128,419
Consolidated Adjusted EBITDA	$89,481	$72,155	$152,621	$124,920

Segment Adjusted EBITDA
Teladoc Health Integrated Care	$64,028	$37,968	$111,702	$73,095
BetterHelp	25,453	34,187	40,919	51,825
Consolidated Adjusted EBITDA	$89,481	$72,155	$152,621	$124,920

The following is a reconciliation of net cash provided by operating activities, the most directly comparable GAAP financial measure, to free cash flow:

Reconciliation of GAAP Net Cash Provided by Operating Activities to Free Cash Flow
(In thousands, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Net cash provided by operating activities	$88,683	$101,182	$97,603	$114,338
Capital expenditures	(1,912)	(1,904)	(3,061)	(4,267)
Capitalized software development costs	(25,836)	(34,666)	(60,199)	(77,927)
Capex	(27,748)	(36,570)	(63,260)	(82,194)
Free Cash Flow	$60,935	$64,612	$34,343	$32,144

Notes:

1.A reconciliation of each non-GAAP measure to the most comparable measure under GAAP has been provided in this press release in the accompanying tables. An explanation of these non-GAAP measures is also included under the heading “Non-GAAP Financial Measures.”

2.U.S. Integrated Care Members represent the number of unique individuals who have paid access and visit fee only access to our suite of integrated care services in the U.S. at the end of the applicable period.

3.Excluding the amount capitalized related to software development projects.

4.Chronic Care Program Enrollment represents the total number of enrollees across our suite of chronic care programs at the end of a given period.

5.Average monthly revenue per U.S. Integrated Care member is calculated by dividing the total revenue generated from the Integrated Care segment by the average number of U.S. Integrated Care Members (see note 2) during the applicable period.

6.BetterHelp Paying Users represent the average number of global monthly paying users of our BetterHelp therapy services during the applicable period.

7.We have two segments: Teladoc Health Integrated Care (“Integrated Care”) and BetterHelp. The Integrated Care segment includes a suite of global virtual medical services including general medical, expert medical services, specialty medical, chronic condition management, mental health, and enabling technologies and enterprise telehealth solutions for hospitals and health systems. The BetterHelp segment includes virtual therapy and other wellness services provided on a global basis which are predominantly marketed and sold on a direct-to-consumer basis.

Investors:
Michael Minchak
617-444-9612
ir@teladochealth.com

Media:
Chris Stenrud
860-491-8821
pr@teladochealth.com